UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 1, 2006

(Date of earliest event reported)

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406

(Address of principal executive offices and zip code)

(610) 491-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2006, the Compensation Committee of the Board of Directors of GSI Commerce, Inc. (“GSI”) approved a Change in Control Agreement applicable to members of senior management, including our executive officers, and certain other employees. The Change in Control Agreement provides that if the employee resigns for “good reason” or is terminated without “cause” (as such terms are defined in the Change in Control Agreement) within 90 days before or two years (with respect to senior management) following a change in control (as defined in the agreement), then:

•	All equity awards held by the employee will immediately become fully vested and exercisable and all restrictions set forth in these equity awards related to the passage of time and/or continued employment will immediately lapse; and

•	The employee will have continued exercisability of each GSI stock option and stock appreciation right held by the employee, if any, for the remaining term of each such equity award.

A copy of the form of Change in Control Agreement is attached as Exhibit 10.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

None.

(b) Pro-forma Financial Information

None.

(c) Exhibits

The following exhibit is incorporated herein by reference:

Exhibit Number	Description
10.1	Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael G. Rubin
Michael G. Rubin Chairman and Chief Executive Officer

Dated: August 7, 2006

Exhibit Index

Exhibit No.	Description
10.1	Change in Control Agreement